As filed with the Securities and Exchange Commission on February 11, 1997


                                       Registration No. 333-04027

==============================================================================

                SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549
                         _______________

                         AMENDMENT NO. 1
                               TO
                             FORM S-3
                      REGISTRATION STATEMENT
                              Under
                    The Securities Act of 1933
                         _______________

                  CHESAPEAKE ENERGY CORPORATION
      (Exact name of registrant as specified in its charter)
                         _______________

         Oklahoma                              73-1395733
(State or other jurisdiction of             (I.R.S. Employer
incorporation or organization)             Identification No.)

                                               Aubrey K. McClendon
  6100 North Western Avenue                 Chairman of the Board and
Oklahoma City, Oklahoma  73118               Chief Executive Officer
        (405) 848-8000                      6100 North Western Avenue
(Address, including zip code,            Oklahoma City, Oklahoma  73118
    and telephone number,                         (405) 848-8000
   including area code, of                (Name, address, including zip
   registrant's principal                  code, and telephone number,
     executive offices)                   including area code, of agent
                                                   for service)

                             Copy to:

                      W. Chris Coleman, Esq.
                          McAfee & Taft
                    A Professional Corporation
                  211 North Robinson, Suite 1000
                  Oklahoma City, Oklahoma  73102
                          (405) 235-9621

                  -------------------------------

     On December 31, 1996, Chesapeake Energy Corporation, a Delaware corporation, merged with and into its newly formed Oklahoma subsidiary, Chesapeake Oklahoma Corporation (the name of which has been changed to Chesapeake Energy Corporation as a result of the merger ("Chesapeake Oklahoma")). By this amendment, Chesapeake Oklahoma hereby adopts this registration statement as its own for all purposes of the Securities Act of 1933 and the Securities Exchange Act of 1934. This adoption is made pursuant to rule 414(d) as promulgated under the Securities Act of 1933.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oklahoma City, State of Oklahoma on the 11th day of February, 1997.

                                     CHESAPEAKE ENERGY CORPORATION


                                     By  AUBREY K. MCCLENDON
                                         Aubrey K. McClendon, Chairman of
                                         the Board and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement Amendment No. 1 has been signed by the following persons in the capacities indicated on February 11, 1997.


AUBREY K. MCCLENDON             TOM L. WARD
Aubrey K. McClendon, Chairman   Tom L. Ward, President, Chief Operating
of the Board, Chief             Officer (Principal Operating Officer)
Executive Officer (Principal    and Director
Executive Officer) and Director


MARCUS C. ROWLAND               RONALD A. LEFAIVE
Marcus C. Rowland, Vice         Ronald A. Lefaive, Controller
President - Finance and Chief   (Principal Accounting Officer)
Financial Officer (Principal
Financial Officer)


E. F. HEIZER, JR.               BREENE M. KERR
E. F. Heizer, Jr., Director     Breene M. Kerr, Director


SHANNON SELF                    FREDERICK B. WHITTEMORE
Shannon Self, Director          Frederick B. Whittemore, Director


WALTER C. WILSON
Walter C. Wilson, Director